NORTHPOINTE BANCSHARES, INC. REPORTS SECOND QUARTER 2025 RESULTS

GRAND RAPIDS, MICHIGAN, July 22, 2025 – Northpointe Bancshares, Inc. (NYSE: NPB) ("Northpointe" or the "Company"), holding company for Northpointe Bank, today reported net income to common stockholders of $18.0 million, or $0.51 per diluted share, for the second quarter of 2025. This compares to $15.0 million, or $0.49 per diluted share, for the first quarter of 2025, and $11.4 million, or $0.44 per diluted share, for the second quarter of 2024.
"We continued to gain momentum and deliver on our strategic plan during the second quarter of 2025," remarked Chuck Williams, Chairman and Chief Executive Officer. "Our Mortgage Purchase Program business channel continued its robust growth with a 42% increase in average balances over the prior quarter, in addition to funding over $9 billion in total loans during the quarter." Williams continued, "In the retail lending channel, we originated over $665 million in total residential mortgages. We also recently completed an initiative to bring in approximately $250 million in new custodial deposits, which is expected to occur during the third quarter of 2025. Our book value and tangible book value per share increased by 12% and 14%, respectively, on an annualized basis, reflecting the strong quarterly operating performance and organic capital generation."
Second Quarter 2025 Highlights (Compared to First Quarter 2025)
•Net income to common stockholders of $18.0 million, up $3.0 million, or 20%, from the prior quarter.
•Delivered improved financial performance from the prior quarter, including:
•Return on average assets of 1.34%, compared to 1.31% in the prior quarter.
•Return on average equity of 13.60%, compared to 13.17% in the prior quarter.
•Return on average tangible common equity of 14.49%, compared to 14.32% in the prior quarter (see non-GAAP reconciliation).
•Efficiency ratio of 53.80%, compared to 55.15% in the prior quarter.
•Net interest income increased by $6.1 million from the prior quarter, reflecting strong growth in average interest-earning assets and a 9 basis point expansion in net interest margin, while provision for credit losses decreased by $712,000 from the prior quarter.
•Non-interest income decreased by $435,000 from the prior quarter due to the $2.0 million gain from extinguishment of FHLB borrowings in the first quarter of 2025. This decrease was partially offset by higher net gain on sale of loans and loan servicing fees in the second quarter of 2025.
•Non-interest expense increased by $2.4 million from the prior quarter due to higher salaries and benefits and professional fees.
•Loans held for investment increased by $349.6 million, or 27% annualized, from the prior quarter, reflecting strong growth in Mortgage Purchase Program ("MPP") and first-lien home

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equity lines which are tied seamlessly to a demand deposit sweep account through our proprietary technology (we commonly refer to these loans as “All-in-One” or “AIO” loans) balances.
•Total deposits increased by $651.4 million from the prior quarter driven primarily by higher brokered deposits to fund MPP growth.
•Wholesale funding ratio increased to 70.71% from 66.59% in the prior quarter.
•The Company's Board of Directors declared a regular quarterly cash dividend of $0.025 per share, payable on August 4, 2025 to shareholders of record as of July 15, 2025.
•Entered into an agreement to sell $40.3 million in unpaid principal balance of home equity (non AIO) loans, resulting in a $1.4 million increase in fair value on the loans, which was recorded in net gain on sale of loans this quarter.
Net Interest Income
Net interest income before provision was $36.5 million for the second quarter of 2025, an increase of $6.1 million compared to the first quarter of 2025. The linked quarter increase reflects a 9 basis point improvement in net interest margin and a $766.2 million increase in average interest-earning assets. As compared to the second quarter of 2024, net interest income increased by $7.9 million, driven primarily by an 11 basis point improvement in net interest margin and a $1.07 billion increase in average interest-earning assets.
Net interest margin was 2.44% for the second quarter of 2025, an increase of 9 basis points compared to the first quarter of 2025 level of 2.35%. This increase was driven primarily by an improvement in loan yields and the mix of interest-earning assets, along with lower overall funding costs. The rate on interest-bearing liabilities decreased by 3 bps from the prior quarter, reflecting lower average rates paid on time and money market deposits, partially offset by higher rates paid on borrowings. As compared to the second quarter of 2024, net interest margin increased by 11 bps, as the decrease in the yield earned on interest-earning assets was outpaced by a larger decrease in the rate paid on interest-bearing liabilities.
Average interest-earning assets increased by $766.2 million from March 31, 2025 and by $1.07 billion as compared to June 30, 2024. The increases from both comparable periods reflect the strong growth in MPP and AIO balances, partially offset by continued run-off in the remainder of the loan portfolio.
Provision for Credit Losses
The Company recorded a provision for credit losses of $583,000 in the second quarter of 2025, compared to $1.3 million in the first quarter of 2025 and $298,000 in the second quarter of 2024. The Company's quarterly provision for credit losses reflects loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models. The linked quarter decrease in provision for credit losses was driven primarily by a decrease in total delinquent loans and the continued run-off of loans which carry higher loss rates. As compared to the second quarter of 2024, the increase was largely attributable to worsening economic forecasts, partially offset by a lower level of net charge-offs.

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Non-interest Income
Non-interest income was $22.4 million for the second quarter of 2025, a decrease of $435,000 compared to the first quarter of 2025 and an increase of $5.5 million compared to the second quarter of 2024.
MPP fees were $1.4 million for the second quarter of 2025, an increase of $214,000 compared to the first quarter of 2025 and an increase of $14,000 compared to the second quarter of 2024. The increases from both comparable periods reflect growth in the MPP portfolio.
Loan servicing fees were $1.5 million for the second quarter of 2025, an increase of $530,000 compared to the first quarter of 2025. This increase was driven primarily by the increase in fair value of mortgage servicing rights ("MSRs") primarily attributable to the movement in market interest rates during the second quarter of 2025. As compared to the second quarter of 2024, loan servicing fees decreased by $872,000, driven primarily by a lower level of servicing fees, down $1.5 million, due largely to a bulk sale of MSRs in early 2024. This was partially offset by an increase in fair value of MSRs, which were up $613,000 compared to the second quarter of 2024.
Net gain on sale of loans was $19.4 million for the second quarter of 2025, compared to $18.6 million for the first quarter of 2025 and $13.7 million for the second quarter of 2024. Net gain on sale of loans includes the capitalization of new MSRs, changes in fair value of loans, and gains on the sale of loans. The net gain on sale of loans for the second quarter of 2025 included a $1.4 million increase in fair value from the home equity (non AIO) loan sale noted above. It also included an increase of $363,000 from the combined change in fair value of loans held for investment and lender risk account ("LRA"), which are both attributable to changes in market interest rates during the second quarter of 2025. This compares to an increase of $3.7 million for the first quarter of 2025 and a decrease of $787,000 for the second quarter of 2024. Excluding the combined impact of the gain from the sale of home equity loans, and the changes in fair value on the loans held for investment and LRA, net gain on sale of loans increased by $2.6 million and $3.0 million over the prior quarter and prior year quarter, respectively. The increases for both comparable periods reflect higher saleable residential mortgage rate lock commitments and originations.
Other non-interest income was a loss of $32,000 for the second quarter of 2025, compared to a gain of $2.0 million for the first quarter of 2025 and a loss of $1.1 million for the second quarter of 2024. The first quarter of 2025 reflected a gain from the extinguishment of lower-rate Federal Home Loan Bank ("FHLB") borrowings. The second quarter of 2024 reflected a loss on the sale of MSRs.
Non-interest Expense
Total non-interest expense was $31.7 million for the second quarter of 2025, an increase of $2.4 million compared to the first quarter of 2025. This increase was driven primarily by higher salaries and benefits and professional fees. As compared to the second quarter of 2024, non-interest expense increased by $3.9 million, driven primarily by higher salaries and benefits expense, professional fees, and other non-interest expense.
Salaries and benefits expense was $22.2 million for the second quarter of 2025, an increase of $1.8 million compared to the first quarter of 2025. This increase was driven primarily by variable compensation on mortgage production which increased by $1.7 million, or 28%, on a linked quarter basis, consistent with the increase in residential mortgage originations, which increased by 37% over the same period. As compared to the second quarter of 2024, salaries and benefits expense increased by $2.2 million, driven primarily by higher bonus and incentive compensation and variable

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compensation on mortgage production, both reflecting the improvement in business activity over the same period.
Professional fees increased by $565,000 on a linked quarter basis, and by $711,000 compared to the second quarter of 2024. The increase for both compared periods was driven primarily by higher costs associated with the additional work required in connection with the Company’s initial public offering and ongoing customary public company compliance costs.

Other taxes and insurance decreased by $597,000 on a linked quarter basis, and by $292,000 compared to the second quarter of 2024. The decrease for both compared periods was driven primarily by lower FDIC assessment expense due to the improvement in financial performance and lower wholesale funding ratio.
Other categories of non-interest expense increased by $591,000 on a linked quarter basis and by $1.3 million compared to the second quarter of 2024. The linked quarter increase was driven primarily by additional expense from the Company's private label outsourcing of its non-specialized mortgage servicing to a scaled sub-servicer. The incremental expense was more than offset by the savings in salaries and benefits expense achieved as a result of the strategic initiative. As compared to the second quarter of 2024, the increase was driven primarily by additional sub-servicing expense, as well as a credit of $1.0 million recorded in the second quarter of 2024 related to the Company's repurchase reserve.
Taxes
Income tax expense for the second quarter of 2025 was $6.3 million, compared to $5.3 million for the first quarter of 2025 and $4.2 million for the second quarter of 2024. The Company's effective tax rate was 23.67% for both the second and first quarter of 2025, and 24.03% for the second quarter of 2024.
Balance Sheet Highlights
Total assets were $6.43 billion at June 30, 2025, representing an increase of $571.2 million compared to March 31, 2025 and an increase of $1.27 billion compared to June 30, 2024. The increase in total assets at June 30, 2025, compared to both March 31, 2025 and June 30, 2024, was driven primarily by an increase in total loans, particularly MPP.
Gross loans held for investment were $5.50 billion at June 30, 2025, an increase of $349.6 million, or 27% annualized, compared to March 31, 2025 and an increase of $1.09 billion, or 25%, compared to June 30, 2024. The linked quarter increase in gross loans held for investment was driven primarily by growth in MPP balances, which were up 69% annualized and growth in AIO loans, which were up 12% annualized. These increases were partially offset by decreases in the remainder of the loan portfolio. Loans held for sale totaled $331.2 million at June 30, 2025, compared to $207.6 million at March 31, 2025 and $207.7 million at June 30, 2024. The increase for both compared periods was driven primarily by an increase in total saleable residential mortgage originations.
The Company continues to focus on growing its two main loan portfolios, AIO and MPP. Outside of these two portfolios, no other significant loans are being added to the loans held for investment portfolio. At June 30, 2025, virtually all of the loan portfolio was comprised of loans collateralized by residential property.
Total deposits were $4.47 billion at June 30, 2025, an increase of $651.4 million, or 68% annualized, compared to March 31, 2025 and an increase of $1.18 billion, or 36%, compared to June 30, 2024. The

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linked quarter increase was driven primarily by higher brokered CDs. As compared to June 30, 2024, the increase reflected higher brokered CDs, along with increases in the Company's diversified digital deposit banking platform including non-interest bearing demand, interest-bearing demand, retail CDs and rateboard CDs.
Total borrowings were $1.27 billion at June 30, 2025, a decrease of $96.2 million compared to March 31, 2025 and a decrease of $48.8 million compared to June 30, 2024. The decrease for both compared periods was driven primarily by a decrease in short-term line of credit borrowings.
Asset Quality
The Company’s allowance for credit losses was $12.4 million at June 30, 2025, $12.3 million at March 31, 2025 and $12.3 million at June 30, 2024. The allowance for credit losses represented 0.23% of period-end loans at June 30, 2025, 0.24% of period-end loans at March 31, 2025 and 0.28% of period-end loans at June 30, 2024.
Net charge-offs remained historically low at $488,000, or 4 basis points annualized as a percentage of average loans held for investment, for the second quarter of 2025. This compares to $260,000, or 2 basis points annualized as a percentage of average loans held for investment, for the first quarter of 2025 and $742,000, or 7 basis points annualized as a percentage of average loans held for investment, for the second quarter of 2024.
A substantial portion of the Company's non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $87.1 million at June 30, 2025 ($58.5 million excluding guaranteed loans), $87.8 million at March 31, 2025 ($57.7 million excluding guaranteed loans) and $80.0 million at June 30, 2024 ($40.9 million excluding guaranteed loans). Non-performing assets represented 1.35% of total assets at June 30, 2025 (0.91% excluding guaranteed loans), 1.50% at March 31, 2025 (0.99% excluding guaranteed loans) and 1.55% at June 30, 2024 (0.80% excluding guaranteed loans). Loans past due 31 to 89 days also decreased by $1.8 million from the prior quarter level.
Capital
At June 30, 2025, the estimated capital levels for the Company and its subsidiary bank, Northpointe Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered "well-capitalized". The regulatory capital ratios as of June 30, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its second quarter of 2025 earnings conference call on July 23, 2025 at 10:00 a.m. E.T. During the call, management will discuss the second quarter of 2025 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.

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Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and the impact of generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions; the impact of a failure in, or breach of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs.
Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled

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“Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.
Contacts:
Kevin Comps | President | 616-974-8491 | kevin.comps@northpointe.com
Brad Howes | CFO | 616-726-2585 | brad.howes@northpointe.com

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income
Loans - including fees	$86,261	$72,071	$70,731	$158,332	$135,627
Investment securities - taxable	1,710	1,783	1,766	3,493	3,430
Other	5,122	5,296	6,402	10,418	12,423
Total interest income	93,093	79,150	78,899	172,243	151,480

Interest expense
Deposits	43,582	36,310	37,500	79,893	71,032
Subordinated debentures	678	887	791	1,564	1,584
Borrowings	12,313	11,564	12,011	23,877	23,076
Total interest expense	56,573	48,761	50,302	105,334	95,692

Net interest income	36,520	30,389	28,597	66,909	55,788
Provision (benefit) for credit losses	583	1,295	298	1,877	(60)
Net interest income after provision (benefit) for credit losses	35,937	29,094	28,299	65,032	55,848

Non-Interest Income
Service charges on deposits and fees	239	180	516	419	1,024
Loan servicing fees	1,525	995	2,397	2,520	6,259
MPP fees	1,355	1,141	1,341	2,496	2,285
Net gain on sale of loans	19,351	18,587	13,714	37,938	25,065
Other non-interest income	(32)	1,970	(1,063)	1,939	(1,083)
Total Non-Interest Income	22,438	22,873	16,905	45,312	33,550

Non-Interest Expense
Salaries and benefits	22,234	20,443	20,018	42,677	38,039
Occupancy and equipment	918	972	1,146	1,890	2,442
Data processing expense	2,155	2,107	2,341	4,262	4,840
Professional Fees	1,793	1,228	1,082	3,021	2,201
Other taxes and insurance	1,190	1,787	1,482	2,977	3,292
Other non-interest expense	3,432	2,835	1,731	6,267	4,971
Total Non-Interest Expense	31,722	29,372	27,800	61,094	55,785

Income before income taxes	26,653	22,595	17,404	49,250	33,613
Income tax expense	6,309	5,348	4,183	11,658	8,148

Net Income	$20,344	$17,247	$13,221	$37,592	$25,465
Preferred stock dividends	2,296	2,206	1,839	4,503	4,252
Net Income Available To Common Stockholders	$18,048	$15,041	$11,382	$33,089	$21,213

Basic Earnings Per Share	$0.52	$0.50	$0.44	$1.03	$0.83
Diluted Earnings Per Share	$0.51	$0.49	$0.44	$1.01	$0.82

Weighted Average Shares Outstanding	34,574,086	29,871,001	25,689,560	32,208,838	25,689,560
Diluted Weighted Average Shares Outstanding	35,218,962	30,448,848	25,756,431	32,833,905	25,756,431

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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2025	March 31, 2025	June 30, 2024
Assets
Cash and cash equivalents	$415,659	$321,499	$353,395
Equity securities	1,329	1,325	1,298
Debt securities available for sale	8,785	8,594	8,032
Other securities	69,574	69,574	69,574
Loans held for sale, at fair value	331,199	207,633	207,740
Loans (1)	5,496,806	5,147,170	4,410,096
Allowance for credit losses	(12,375)	(12,315)	(12,290)
Net loans	5,484,431	5,134,855	4,397,806

Mortgage servicing rights	16,388	15,492	12,870
Intangible assets, net	1,806	1,953	4,055
Premises and equipment	27,479	26,952	28,368
Other assets	74,244	71,778	80,429
Total Assets	$6,430,894	$5,859,655	$5,163,567

Liabilities
Non-interest-bearing	$201,449	$232,571	$270,472
Interest-bearing	4,272,622	3,590,051	3,026,472
Total Deposits	4,474,071	3,822,622	3,296,944

Borrowings	1,274,929	1,371,158	1,323,750
Subordinated debentures	24,181	24,159	34,428
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	3,141	2,930	5,580
Other liabilities	45,295	47,264	52,083
Total Liabilities	5,826,617	5,273,133	4,717,785

Stockholders' Equity
Preferred stock, Common stock and Additional paid in capital	276,885	276,465	175,844
Retained earnings	327,556	310,367	270,669
Accumulated other comprehensive loss	(164)	(310)	(731)
Total Stockholders' Equity	604,277	586,522	445,782

Total Liabilities and Stockholders' Equity	$6,430,894	$5,859,655	$5,163,567

(1) - Includes $175.1 million, $174.3 million and $234.9 million of loans carried at fair value at June 30, 2025, March 31, 2025 and June 30, 2024, respectively.

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July 22, 2025
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Selected Financial Highlights

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
PER COMMON SHARE
Diluted earnings per share	$0.51	$0.49	$0.44	$1.01	$0.82
Book value	$17.58	$17.09	$17.35	$17.58	$17.35
Tangible book value (1)	$14.67	$14.17	$12.90	$14.67	$12.90

PERFORMANCE RATIOS
Return on average assets (annualized)	1.34%	1.31%	1.05%	1.32%	1.04%
Return on average equity (annualized)	13.60%	13.17%	11.97%	13.40%	11.57%
Return on average tangible common equity (annualized) (1)	14.49%	14.32%	13.91%	14.41%	13.11%
Net interest margin	2.44%	2.35%	2.33%	2.40%	2.35%
Efficiency ratio (2)	53.80%	55.15%	61.10%	54.44%	62.44%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans held for investment	0.23%	0.24%	0.28%	0.23%	0.28%
Allowance for credit losses to non-accrual loans	15.10%	16.05%	18.16%	15.10%	18.16%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	22.75%	26.07%	38.45%	22.75%	38.45%
Net charge-offs	$488	$260	$742	$747	$733
Annualized net charge-offs to average loans held for investment	0.04%	0.02%	0.07%	0.03%	0.03%
Non-performing assets to total assets	1.35%	1.50%	1.55%	1.35%	1.55%
Non-performing assets to total assets (excluding guaranteed) (3)	0.91%	0.99%	0.80%	0.91%	0.80%
Non-performing loans to total gross loans	1.49%	1.62%	1.69%	1.49%	1.69%
Non-performing loans to total gross loans (excluding guaranteed) (3)	1.01%	1.07%	0.85%	1.01%	0.85%

SELECTED OTHER INFORMATION
Equity / assets	9.40%	10.01%	8.63%	9.40%	8.63%
Tangible common equity / tangible assets (1)	7.84%	8.30%	6.42%	7.84%	6.42%
Loans / deposits (4)	122.86%	134.65%	133.76%	122.86%	133.76%
Liquidity ratio (5)	6.46%	5.49%	6.84%	6.46%	6.84%
Wholesale funding ratio (6)	70.71%	66.59%	70.04%	70.71%	70.04%

SELECTED MORTGAGE DATA
Residential mortgage originations	$665,515	$485,505	$551,771	$1,151,020	$974,484
Residential mortgage interest rate lock commitments	$753,317	$729,436	$707,104	$1,482,753	$1,310,232
Residential mortgage applications	$1,096,299	$1,073,737	$982,501	$2,170,036	$1,894,932
MPP total loans funded	$9,009,750	$6,744,117	$6,136,819	$15,753,867	$10,820,717
Total loans serviced for others (UPB) (7)	$4,019,138	$3,713,874	$9,110,724	$4,019,138	$9,110,724
Loans serviced for others (UPB)	$1,596,367	$1,491,635	$6,364,616	$1,596,367	$6,364,616
Loans sub-serviced for others (UPB)	$2,422,771	$2,222,239	$2,746,108	$2,422,771	$2,746,108
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan/deposit ratio reflects loans held for investments as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans held for investment and loans held for sale.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
11 of 17

Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$5,462,596	$86,261	6.33%	$4,672,435	$72,071	6.26%	$4,383,513	$70,731	6.49%
Securities, AFS (3)	9,916	157	6.35%	9,909	154	6.30%	9,623	155	6.48%
Securities, FHLB Stock	69,574	1,553	8.95%	69,574	1,629	9.50%	69,574	1,611	9.31%
Interest bearing deposits	463,199	5,122	4.44%	487,180	5,296	4.41%	472,134	6,402	5.45%
Total Interest Earning Assets	6,005,285	93,093	6.22%	5,239,098	79,150	6.13%	4,934,844	78,899	6.43%
Noninterest Earning Assets (4)	105,120			108,804			147,615
Total Assets	$6,110,405			$5,347,902			$5,082,459

Liabilities
Deposits:
Transaction accounts	$765,245	$8,394	4.40%	$739,709	$7,990	4.38%	$387,865	$4,738	4.91%
Money Market & Savings	326,396	3,114	3.83%	337,124	3,250	3.91%	453,745	5,180	4.59%
Time	2,903,158	32,074	4.43%	2,254,388	25,070	4.51%	2,089,711	27,582	5.31%
Total interest-bearing deposits	3,994,799	43,582	4.38%	3,331,221	36,310	4.42%	2,931,321	37,500	5.15%
Sub Debt	29,166	678	9.32%	29,142	887	12.34%	39,408	791	8.07%
Borrowings	1,249,314	12,313	3.95%	1,210,086	11,564	3.88%	1,333,953	12,011	3.62%
Total interest-bearing liabilities	5,273,279	56,573	4.30%	4,570,449	48,761	4.33%	4,304,682	50,302	4.70%
Noninterest-bearing deposits	195,275			207,166			276,646
Other noninterest-bearing liabilities	41,998			39,128			56,851
Total noninterest-bearing liabilities	237,273			246,294			333,497
Equity	599,853			531,159			444,280
	$6,110,405			$5,347,902			$5,082,459

Net Interest Income		$36,520			$30,389			$28,597
Net Interest Spread (5)			1.91%			1.80%			1.73%
Net Interest Margin (6)			2.44%			2.35%			2.33%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $30,000, $40,000, and $62,000 for the quarters ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
12 of 17

Summary Average Balance Sheet
(Dollars in thousands)
	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$5,069,698	$158,332	6.30%	$4,229,035	$135,627	6.45%
Securities, AFS (3)	9,913	312	6.35%	10,071	320	6.39%
Securities, FHLB Stock	69,574	3,181	9.22%	68,909	3,110	9.08%
Interest bearing deposits	475,123	10,418	4.42%	458,300	12,423	5.45%
Total Interest Earning Assets	5,624,308	172,243	6.18%	4,766,315	151,480	6.39%
Noninterest Earning Assets (4)	106,952			166,456
Total Assets	$5,731,260			$4,932,771

Liabilities
Deposits:
Transaction accounts	$752,548	$16,385	4.39%	$400,240	$9,895	4.97%
Money Market & Savings	331,730	6,363	3.87%	406,861	8,957	4.43%
Time	2,580,565	57,145	4.47%	1,990,252	52,180	5.27%
Total interest-bearing deposits	3,664,843	79,893	4.40%	2,797,353	71,032	5.11%
Sub Debt	29,154	1,564	10.82%	34,280	1,584	9.29%
Borrowings	1,229,809	23,877	3.92%	1,327,686	23,076	3.50%
Total interest-bearing liabilities	4,923,806	105,334	4.31%	4,159,319	95,692	4.63%
Noninterest-bearing deposits	203,177			266,471
Other noninterest-bearing liabilities	38,581			64,356
Total noninterest-bearing liabilities	241,758			330,827
Equity	565,696			442,625
Total Liabilities and Equity	$5,731,260			$4,932,771

Net Interest Income		$66,909			$55,788
Net Interest Spread (5)			1.86%			1.76%
Net Interest Margin (6)			2.40%			2.35%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $70,000 and $134,000 for the six months ended June 30, 2025 and 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
13 of 17

End of Period Loan Balances
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

Residential:
Construction	$27,144	$40,995	$104,549
All-in-One (AIO)	662,829	643,180	561,804
Other Consumer/Home Equity	54,495	94,060	102,114
Residential Mortgage (1)	1,859,814	1,899,823	2,073,933
Commercial	856	900	1,692
MPP	2,891,668	2,468,212	1,566,004
Total Loans Held for Investment (HFI)	5,496,806	5,147,170	4,410,096
Total Loans Held for Sale (HFS)	331,199	207,633	207,740
Total Gross Loans (HFI and HFS)	$5,828,005	$5,354,803	$4,617,836

(1) - Residential Mortgage loans consist of Closed end first liens, Closed end second liens, and Land development loans.

End of Period Deposit Balances
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

Noninterest-bearing demand	$201,449	$232,571	$270,472
Interest-bearing demand	749,479	756,160	389,227
Savings & money market	327,244	335,473	487,701
Brokered time deposits	2,790,399	2,087,330	1,912,369
Other time deposits	405,500	411,088	237,175
Total deposits	$4,474,071	$3,822,622	$3,296,944

Loan Servicing Fees	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Fees on servicing	$1,827	$1,702	$3,312	$3,529	$8,981
Change in fair value of MSRs (1)	(302)	(707)	(915)	(1,009)	(2,722)
Total loan servicing fees	$1,525	$995	$2,397	$2,520	$6,259

(1) - Includes change in fair value and paid in full MSRs.

Net Gain on Sale of Loans	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Capitalized MSRs	$902	$1,066	$1,608	$1,968	$2,093
Change in fair value of loans (1)	3,340	4,678	(658)	8,018	(1,843)
Gain on sale of loans, net (2)	15,109	12,843	12,764	27,952	24,815
Total net gain on sale of loans	$19,351	$18,587	$13,714	$37,938	$25,065

(1) - Includes the change in fair value of interest rate locks, loans held for sale, and loans held for investment.
(2) - Includes (a) net gain on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of lender risk account.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
14 of 17

Salaries and employee benefits	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Salaries and other compensation	$8,737	$8,607	$9,108	$17,343	$18,181
Salary deferral from loan origination	(991)	(969)	(1,159)	(1,959)	(2,137)
Bonus and incentive compensation	3,564	3,642	2,260	7,206	3,958
Mortgage production - variable compensation	7,730	6,059	6,621	13,788	12,487
Employee benefits	3,194	3,104	3,188	6,299	5,550
Total salaries and employee benefits	$22,234	$20,443	$20,018	$42,677	$38,039

Non-performing Assets
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

Unguaranteed	$54,402	$47,239	$31,961
Wholly or partially guaranteed	27,577	29,492	35,704
Total non-accrual loans	$81,979	$76,731	$67,665

Unguaranteed	$3,938	$9,612	$6,884
Wholly or partially guaranteed	974	605	3,402
Total past due loans (90 days or more and still accruing)	$4,912	$10,217	$10,286

Unguaranteed	$58,340	$56,851	$38,845
Wholly or partially guaranteed	28,551	30,097	39,106
Total non-performing loans	$86,891	$86,948	$77,951

Other real estate	$203	$873	$2,069

Total non-performing assets	$87,094	$87,821	$80,020

Total non-performing assets (excluding wholly or partially guaranteed)	$58,543	$57,724	$40,914

Loans past due 31-89 days	$44,626	$46,418	$34,681

Ratios:
Non-accrual loans to total gross loans	1.41%	1.43%	1.47%
Non-performing loans to total gross loans	1.49%	1.62%	1.69%
Non-performing assets to total assets	1.35%	1.50%	1.55%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.93%	0.88%	0.69%
Non-performing loans to total gross loans	1.01%	1.07%	0.85%
Non-performing assets to total assets	0.91%	0.99%	0.80%

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
15 of 17

Regulatory Capital Ratios (1)	June 30, 2025 Ratio	March 31, 2025 Ratio	June 30, 2024 Ratio

Total Capital (to Risk Weighted Assets)
Consolidated	11.80%	12.74%	11.41%
Bank	11.34%	12.16%	11.22%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	11.15%	12.02%	10.49%
Bank	11.15%	11.95%	10.75%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	9.25%	9.92%	7.79%
Bank	11.15%	11.95%	10.75%
Tier 1 Capital (to Average Assets)
Consolidated	9.98%	11.07%	8.90%
Bank	9.98%	11.01%	9.12%

(1) The regulatory capital ratios as of June 30, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
16 of 17

Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL") and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports Second Quarter 2025 Results
July 22, 2025
17 of 17

Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended			As of or for the Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Stockholders' equity (GAAP)	$604,277	$586,522	$445,782	$604,277	$445,782
Less: Preferred stock	98,734	98,734	111,317	98,734	111,317
Less: Intangible assets, net of DTL	1,379	1,489	3,095	1,379	3,095
Tangible common equity	504,164	486,299	331,370	504,164	331,370
Common shares at end of period	34,364,659	34,315,099	25,689,560	34,364,659	25,689,560
Tangible book value per share	$14.67	$14.17	$12.90	$14.67	$12.90
Book value per share (GAAP)	$17.58	$17.09	$17.35	$17.58	$17.35
Total assets (GAAP)	$6,430,894	$5,859,655	$5,163,567	$6,430,894	$5,163,567
Less: Intangible assets, net of DTL	1,379	1,490	3,095	1,379	3,095
Tangible assets	$6,429,515	$5,858,165	$5,160,472	$6,429,515	$5,160,472

Tangible common equity/tangible assets	7.84%	8.30%	6.42%	7.84%	6.42%
Equity to assets (GAAP)	9.40%	10.01%	8.63%	9.40%	8.63%

Net income	$20,344	$17,247	$13,221	$37,592	$25,465
Less: Preferred stock dividends	2,296	2,206	1,839	4,503	4,252
Net income available to common stockholders	18,048	15,041	11,382	33,089	21,213

Annualized net income available to common stockholders	72,390	61,000	45,778	66,726	42,659
Average tangible common equity	499,667	426,075	329,214	463,075	325,312
Return on average tangible common equity	14.49%	14.32%	13.91%	14.41%	13.11%

Annualized net income	81,600	69,946	53,175	75,807	51,210
Average equity	599,853	531,159	444,280	565,696	442,625
Return on average equity (GAAP)	13.60%	13.17%	11.97%	13.40%	11.57%